As filed with the Securities and Exchange Commission on May 1, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	43-0334550
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

555 Maryville University Drive

Suite 400

St. Louis, Missouri 63141

(314) 216-2600

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Huttig Building Products, Inc.

2005 Nonemployee Directors’ Restricted Stock Plan

(Fourth Amendment and Restatement Effective April 23, 2019)

(Full title of the Plan)

Philip W. Keipp

Vice President and Chief Financial Officer

Huttig Building Products, Inc.

555 Maryville University Drive

Suite 400

St. Louis, Missouri 63141

(314) 216-2600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Michele C. Kloeppel, Esq.

Thompson Coburn LLP

One US Bank Plaza

Suite 3500

St. Louis, Missouri 63101

Phone: (314) 552-6000

Fax: (314) 552-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☒ Accelerated filer
☐ Non-accelerated filer	☒ Smaller reporting company
☐ Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, Par Value $0.01	500,000	$2.6425	$1,321,250	$160.14

(1)

Pursuant to Rule 416(a) and (c) under the Securities Act of 1933, as amended, this registration statement on Form S-8 also covers such additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Huttig Building Products, Inc., as may become issuable pursuant to the anti-dilution provisions of the 2005 Nonemployee Directors’ Restricted Stock Plan, as amended from time to time.

(2)

Estimated solely for the purposes of computing the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq Capital Market on April 25, 2019.

PART II

INFORMATION REQUIRED IN

THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed by Huttig Building Products, Inc. (the “Company”) to register five hundred thousand (500,000) additional shares (the “Additional Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) issuable under the Company’s 2005 Nonemployee Directors’ Restricted Stock Plan, as amended from time to time (the “Directors Plan”). The Additional Shares are being registered in addition to the Common Stock previously registered for issuance under the Directors Plan by a Registration Statement on Form S‑8 filed with the Securities and Exchange Commission (the “SEC”) on January 18, 2006, Registration File No. 333-131090, a Registration Statement on Form S-8 filed with the SEC on January 26, 2010, Registration File No. 333-164518 and a Registration Statement on Form S-8 filed with the SEC on February 21, 2012, Registration File No. 333-179596 (the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities.  Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated by reference and made part of this Registration Statement.

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by the Company with the SEC are incorporated herein by reference:

(i)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed March 5, 2019;

(ii)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed April 30, 2019;

(iii)

The Company’s Current Reports on Form 8-K (specifically excluding the information furnished under Items 2.02 and 7.01 and any exhibits furnished thereto), filed January 4, 2019, March 5, 2019, April 24, 2019 and April 30, 2019;

(iv)

The description of the Common Stock set forth in the Company’s Registration Statement on Form 8-A filed December 4, 2013, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(v)

The description of the Company’s Preferred Stock Purchase Rights set forth in the Company’s Registration Statement on Form 8-A filed May 20, 2016, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents.  Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit
3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on May 2, 2017)
3.2	Amended and Restated Bylaws of the Company as amended as of September 26, 2007 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 28, 2007)
3.3

Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (incorporated herein by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999)

3.4

Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 18, 2016 (incorporated herein by reference to Exhibit 3.01 to the Company’s Current Report on Form 8-K filed on May 20, 2016)

4.1

Rights Agreement, dated as of May 18, 2016, by and between Huttig Building Products, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.01 to the Company’s Current Report on Form 8-K filed on May 20, 2016)

4.2

2005 Nonemployee Directors’ Restricted Stock Plan (Fourth Amendment and Restatement Effective April 23, 2019) (incorporated herein by reference to Attachment A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 12, 2019)

5.1*	Opinion of Thompson Coburn LLP
23.1*	Consent of KPMG LLP
23.2	Consent of Thompson Coburn LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included on the signature page hereof)

*Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on May 1, 2019.

HUTTIG BUILDING PRODUCTS, INC.
By:	/s/ Jon P. Vrabeley
Name:	Jon P. Vrabely
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, we, the undersigned officers and directors of Huttig Building Products, Inc., a Delaware corporation, hereby severally and individually constitute and appoint Jon P. Vrabely and Philip W. Keipp, and each of them (with full power to act alone and with full power of substitution and resubstitution), the lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, the said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon P. Vrabely	President, Chief Executive Officer	May 1, 2019
Jon P. Vrabely	and Director (Principal Executive Officer Officer)

/s/ Philip W. Keipp	Vice President and Chief Financial	May 1, 2019
Philip W. Keipp	Officer (Principal Financial and Accounting Officer)

/s/ Delbert H. Tanner	Chairman of the Board	May 1, 2019
Delbert H. Tanner

/s/ Donald L. Glass	Director	May 1, 2019
Donald L. Glass

/s/ James F. Hibberd	Director	May 1, 2019
James F. Hibberd

/s/ Gina G. Hoagland	Director	May 1, 2019
Gina G. Hoagland

/s/ Patrick L. Larmon	Director	May 1, 2019
Patrick L. Larmon

/s/ J. Keith Matheney	Director	May 1, 2019
J. Keith Matheney